                                                                    Exhibit 23.1

[REZNICK GROUP LOGO]
                                Reznick Group, P.C.         Tel: (301) 652-9100
                                7700 Old Georgetown Road    Fax: (301) 652-1848
                                Suite 400                   www.reznickgroup.com
                                Bethesda, MD 20814-6224

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the inclusion in the Boston Capital Real Estate Investment Trust, Inc. Registration Statement on Form S-11 (Registration No. 333-108426) of the following:

     - Our report dated March 9, 2004 (except for Note D as to which the date is September 1, 2004) on the audited Consolidated Financial Statements of Boston Capital Real Estate Investment Trust, Inc. as of December 31, 2003 and for the period from May 15, 2003 (inception) through December 31, 2003;

     - Our report dated March 9, 2004 on the audited Consolidated Financial Statements of BCMR Seattle, Inc. as of May 15, 2003 (cessation) and December 31, 2002 and for the period from January 1, 2003 through May 15, 2003 and for the period from November 1, 2002 (inception) through December 31, 2002;

     - Our report dated August 23, 2004 on the audited Consolidated Financial Statements of BC-GFS, LLC as of December 31, 2002 and for the period December 16, 2002 (inception) through December 31, 2002.

     - Our report dated August 23, 2004 on the audited Combined Financial Statements of Alderwood Park Apartments, Ridgegate Apartments, Ridgetop Apartments, and Wellington Apartments "The Communities" as of December 15, 2002 and for the period January 1, 2002 through December 15, 2002.

     - Our report dated September 1, 2004 on the audited Combined Statement of Gross Revenues Over Certain Direct Operating Expenses of Boulder Creek Apartments, Bridge Creek Apartments, and Settler's Point Apartments "The Communities" for the year ended December 31, 2002.

     - Our report dated September 1, 2004 on the audited Combined Statement of Gross Revenues Over Certain Direct Operating Expenses of Bay Pointe Apartments and Oaks at Timuquana Apartments for the year ended December 31, 2002.

     - Our report dated September 1, 2004 on the audited Statement of Gross Revenues Over Certain Direct Operating Expenses of Spicewood Springs Apartments for the year ended December 31, 2002.

     - Our report dated August 23, 2004 on the audited Combined Financial Statements of Alderwood Park Apartments, Ridgegate Apartments, Ridgetop Apartments, and Wellington Apartments "The Communities" as of December 31, 2001 and for the year then ended.

We also consent to the reference to our firm under the caption "Experts."

                                             /s/ REZNICK GROUP
                                             formerly REZNICK FEDDER & SILVERMAN

Bethesda, Maryland
January 24, 2005


Atlanta - Baltimore - Bethesda - Charlotte - Sacramento